                                                                      EXHIBIT 11
                         COMPUTATION OF PER SHARE DATA
                                  (Unaudited)

                                                                                     Fiscal Year Ended In
                                                                            -------------------------------------
                                                                               1995         1994         1993
                                                                            -----------  -----------  -----------
  Income from continuing operations                                         $   612,000  $ 4,233,000  $   111,000
  Income from discontinued operations                                                --      466,000           --
  Extraordinary item                                                                 --           --      300,000
  Cumulative change in accounting principle                                          --   14,128,000           --
                                                                            -----------  -----------  -----------
     NET INCOME                                                             $   612,000  $18,827,000  $   411,000
                                                                            ===========  ===========  ===========
  Primary:
     Weighted average number of common shares outstanding                    16,669,827   14,320,969   13,239,116
     Shares issuable upon conversion of Series A
          Convertible Preferred Stock                                                --    1,058,400    1,479,070
     Shares issuable upon exercise of dilutive stock options
          and warrants - net of shares assumed to be
          repurchased  (at the average market price for the
          period) from exercise proceeds                                        473,554    1,115,529    1,096,092
                                                                            -----------  -----------  -----------
     Shares used for computation                                             17,143,381   16,494,898   15,814,278
                                                                            ===========  ===========  ===========
  Income per share of common stock (primary):
     Continuing operations                                                  $       .04  $       .26  $       .01
     Discontinued operations                                                         --          .03           --
     Extraordinary item                                                              --           --          .02
     Change in accounting principle                                                  --          .85           --
                                                                            -----------  -----------  -----------
          NET INCOME                                                        $       .04  $      1.14  $       .03
                                                                            ===========  ===========  ===========
  Assuming full dilution:
     Weighted average number of common shares outstanding                    16,669,827   14,320,969   13,239,116
     Shares issuable upon conversion of Series A
          Convertible Preferred Stock                                                --    1,058,400    1,479,070
     Shares issuable upon exercise of dilutive stock options
          and warrants - net of shares assumed to be
          repurchased (at the higher of period-end market
          price or the average market price for the period)
          from exercise proceeds                                                473,554    1,115,529    1,540,000
                                                                            -----------  -----------  -----------
          Shares used for computation                                        17,143,381   16,494,898   16,258,186
                                                                            ===========  ===========  ===========
  Income per share of common stock (assuming full dilution):(a)
     Continuing operations                                                  $       .04  $       .26  $       .01
     Discontinued operations                                                         --          .03           --
     Extraordinary item                                                              --           --          .02
     Change in accounting principle                                                  --          .85           --
                                                                            -----------  -----------  -----------
          NET INCOME                                                        $       .04  $      1.14  $       .03
                                                                            ===========  ===========  ===========
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  (a) Not presented because dilution is less than 3% from primary amounts.